UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2025

Sprinklr, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40528	45-4771485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 9th Avenue 12th Floor New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (917) 933-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00003 per share	CXM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 13, 2025, Diane Adams, the Chief Culture and Talent Officer of Sprinklr, Inc. (the “Company”), transitioned to an advisory role. In connection with Ms. Adams’s transition, the Company expects to enter into a transition, separation and release of claims agreement (the “Separation Agreement”) with Ms. Adams, pursuant to which Ms. Adams will remain with the Company in an advisory role through February 14, 2025 (such period, the “Transition Period”). Pursuant to the Separation Agreement, during the Transition Period, Ms. Adams will continue to be paid at her current base salary rate and will remain eligible to participate in the Company’s benefit plans pursuant to the terms of those plans. At the end of the Transition Period, Ms. Adams will receive severance benefits consistent with the Company’s Executive Severance and Change in Control Plan, as amended from time to time, as well as the vesting acceleration of certain of her outstanding restricted stock unit and stock option awards as if she remained employed with the Company through and including May 14, 2025. Ms. Adams also will continue to be subject to customary continuing obligations post-employment, such as her obligations of confidentiality and to abide by applicable restrictive covenants.

The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Separation Agreement, a copy of which the Company expects to file with its Annual Report on Form 10-K for the fiscal year ending January 31, 2025, and upon filing will be incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 13, 2025, the Company issued a press release announcing the appointment of Joy Corso as the Company’s Chief Administrative Officer, effective as of January 13, 2025. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

This information set forth under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

99.1	Press release, dated January 13, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sprinklr, Inc.

By:	/s/ Jacob Scott
Jacob Scott
General Counsel & Corporate Secretary

Dated: January 13, 2025